UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

TOTAL SPORTS MEDIA, INC.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

000-55140	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

5662 Calle Real #231, Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

(805) 500-6260

(Registrant’s telephone number, including area code)

___________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 8, 2017, KLJ & Associates, LLP (“KLJ”) resigned as the independent registered public accounting firm of Total Sports Media, Inc. (the “Company”). KLJ’s audit reports on the Company’s financial statements for the years ended August 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended August 31, 2016 and 2015 and during the subsequent interim period preceding the date of KLJ’s resignation, there were (i) no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On September 8, 2017, the Company engaged Sadler, Gibb & Associates, LLC (“SG”) to serve as its independent registered public accounting firm. During the years ended August 31, 2016 and 2015 and during the subsequent interim period preceding the date of SG’s engagement, the Company did not consult with SG regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage SG was approved by the Company’s board of directors.

The Company has requested KLJ & Associates to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No .	Description

16.1	Letter from KLJ & Associates

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Total Sports Media, Inc.

Date: September 8, 2017	By:	/s/ Michael Hill
Michael Hill
Chief Executive Officer

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